EXHIBIT 99.1

374Water Reports Full Year 2025 Results

Provides Business Update Highlighting New Leadership, Execution Strategy, and Capital Management

MORRISVILLE, NC – March 31, 2026 – 374Water Inc. (NASDAQ: SCWO) (“374Water” or the “Company”), a cleantech environmental services company focused on the destruction of organic waste through its proprietary AirSCWO™ technology, today reported financial results for the full year ended December 31, 2025, and provided a comprehensive business update under recently appointed Chief Executive Officer, Danny Bogar.

“We are in a new chapter for 374Water,” said Danny Bogar, 374Water’s Chief Executive Officer. “We have focused the Company on clear operating principles: execute with discipline, allocate capital to high-impact initiatives, and deliver measurable results.”

“Since I’ve stepped into the CEO role, our management team has taken actions to reduce costs, align our team, and sharpen our focus on what matters most — advancing our AirSCWOTM technology by continuing to improve throughput, durability, automation, and scalability in collaboration with our development partners; deploying our systems; generating revenue; and building long-term shareholder value.”

“In mid-March, we held a multi-day executive strategy session at our Orlando, FL waste destruction facility, where our team reviewed progress and aligned on execution priorities. We continue to build out our presence at the Orlando Iron Bridge Regional Water Reclamation Facility as a key operational hub for the Company where potential clients and partners from around the world can see our technology and product roadmap, understand our capabilities today and our plans for growth, and collaborate on new ways to deliver AirSCWO to the markets that need it most.”

“During this session, our R&D team presented preliminary 3D designs of our larger AirSCWO systems that we are advancing with multiple client partners. This work reflects our continued focus on scaling the platform to meet growing customer demand and to achieve higher throughput and better cost efficiency. As we continue to execute, strengthen our operational foundation, and advance our commercial efforts, we believe our technology and business model will generate significant value for customers, partners, and shareholders.”

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2025 and Recent Business Highlights and Progress

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Deployed an AirSCWO system and team to Clean Earth’s Detroit, MI facility for a six-week Department of Defense destruction demonstration of six PFAS-impacted waste streams, led by the Defense Innovation Unit ("DIU") in collaboration with the Environmental Security Technology Certification Program ("ESTCP").

•	Deployed the mobile AirSCWO lab to Peterson Space Force Base in Colorado and tested various PFAS waste streams, also in collaboration with ESTCP.
•	Commenced destruction of 1,000 gallons of Aqueous Film Forming Foam ("AFFF") under a contract awarded by the University of North Carolina at Chapel Hill Collaboratory.
•	Executed a collaboration agreement with Crystal Clean to locate 374Water’s AirSCWO technology at one of its RCRA-permitted facilities to destroy various PFAS waste streams.
•	Completed a biosolids destruction campaign for the City of Orlando, FL at the Iron Bridge Water Reclamation Facility.
•

Signed an agreement with the City of Olathe, KS for the sale of an AirSCWO system and pre-treatment equipment with an associated service agreement for the treatment of PFAS-impacted wastewater and other waste streams.

•	Established Waste Destruction Services ("WDS") hub at the City of Orlando’s Iron Bridge Water Reclamation Facility for the destruction of PFAS wastes including AFFF, GAC & IX, and foam fractionate.

Technology Validation and Continuous Improvement

“Over the past several years, we have remained committed to continuous improvement. The systems being deployed today reflect not where we started, but where we believe we are going — more efficient, more scalable, and more commercially viable,” Bogar shared.

“We believe our technology delivers and performs at an impressive level both in terms of throughput, feedstock versatility, and destruction efficiency.  Every system incorporates years of experience, testing, and validation.  Our partners and customers demand excellence – and we aim to deliver.”

Commercial Momentum and Market Opportunity

374Water has strong demand for its AirSCWO technology in numerous applications:

•	PFAS destruction
•	Biosolids management
•	Industrial waste streams
•	Emerging contaminants and environmental liabilities

“The world has a massive and ever-growing waste problem — and increasingly, stakeholders are demanding true destruction, not disposal, because of growing liabilities. Destruction is the right thing to do for society,” said Bogar.

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Strategic Priorities for 2026

•	Deploy our team to Orange County Sanitation District (“OC San”) in Fountain Valley, CA with the most advanced and high-performing generation of AirSCWO.
•	Build out our WDS hub at the City of Orlando’s Iron Bridge Water Reclamation Facility and begin to receive and destroy significant volumes of PFAS wastes.
•	Deploy the mobile AirSCWO system to St. Cloud, MN to demonstrate its effectiveness in destroying PFAS-laden biosolids and other PFAS wastes.
•	Design and scale our AirSCWO systems to handle higher volumes of slurries and liquid wastes.
•

Engage with strategic partners, including industrial and infrastructure organizations to accelerate deployment of our AirSCWO technology across targeted verticals, value-added applications, and defined geographic markets.

Capital Strategy and Shareholder Alignment

“As we move forward, one of our highest priorities is aligning our capital strategy with the long-term interests of our shareholders,” said Bogar.

“We believe 374Water represents a differentiated and highly valuable solution to some of the world’s most pressing environmental challenges. Our focus is ensuring that this value is reflected in how we operate, how we execute, and how we finance the business.  Moreover, we are taking a more disciplined and strategic approach to our capital allocation.”

“We are committed to pursuing capital solutions that support long-term value creation and avoid unnecessary dilution wherever possible. This includes aligning capital formation with clear operational milestones, commercial traction, strategic relationships, and execution.”

2025 Financial Summary

•

For the year ended December 31, 2025, revenue totaled $0.2 million, compared to $0.4 million in the prior year. The $0.2 million decrease in revenue is primarily due to a decrease in equipment revenue of $1.9 million offset by an increase in service revenues of approximately $1.7 million. The increase in service revenue is from the completion of two full-scale demonstrations, a mobile bench-scale demonstration, and one month of demonstration and wastewater processing under our City of Orlando contract. The decrease in equipment revenues is due to a change in accounting estimate associated with our contract with OC San. Due to the unexpected delays that we have encountered in delivering the equipment, we reassessed the variable consideration at December 31, 2025 included in this contract. The changes in facts and circumstances resulted in the reduction of unbilled accounts receivable and a reduction in equipment revenue of approximately $1.9 million.

•

Total operating expenses increased 58% to $18.8 million for the year ended December 31, 2025, compared to $11.9 million for the prior year. The increase was primarily due to increases in compensation and related expenses of $3.5 million (driven by headcount growth and stock-based compensation of $1.8 million), general and administrative expenses of $2.4 million, professional fees of $0.6 million, and research and development expenses of $0.4 million.

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•	Net loss for the year ended December 31, 2025, was $21.0 million, as compared with $12.4 million in the prior year. The increase in net loss was driven by the reasons discussed above.
•

Cash and cash equivalents as of December 31, 2025, were $3.2 million, compared to $10.7 million as of December 31, 2024. Working capital as of December 31, 2025 was $1.7 million, compared to $11.8 million as of December 31, 2024.

Looking Ahead

“We are working to build a company that delivers — safely, consistently, transparently, and with urgency,” said Bogar.

“We expect that as we continue to execute, strengthen our balance sheet, align with strategic partners, and bring potential customers to our hub in Orlando, the market will recognize the value of 374Water.”

“We believe the opportunity in front of us is significant. Our job now is to execute.”

About 374Water

374Water Inc. (NASDAQ: SCWO) is a cleantech environmental services company providing innovative solutions addressing wastewater treatment and waste management issues within the industrial, municipal, and federal markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of nonhazardous and hazardous organic wastes, producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

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Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "aim," "anticipate," "believe," "confidence," "continue," "could," "design," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," "will," or other comparable terminology are intended to identify forward-looking statements. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections.  These statements include, without limitation, (i) 374Water advancing our AirSCWOTM technology by continuing to improve throughput, durability, automation, and scalability in collaboration with our development partners; deploying our systems; generating revenue; and building long-term shareholder value,  (ii) 374Water’s continued focus on scaling its AirSCWO platform to meet growing customer demand and to achieve higher throughput and better cost efficiency, (iii) 374Water’s belief our technology and business model will generate significant value for customers, partners, and shareholders, (iv) 374Water’s belief our AirSCWO systems are becoming more efficient, more scalable, and more commercially viable, (v) 374Water’s belief our technology delivers and performs at an impressive level both in terms of throughput, feedstock versatility, and destruction efficiency, (vi) 374Water’s aim to deliver the excellence our partners and customers demand, (vii) 374Water’s belief we represent a differentiated and highly valuable solution to some of the world’s most pressing environmental challenges, (viii) 374Water’s expectation that as we continue to execute, strengthen our balance sheet, align with strategic partners, and brings potential customers to our hub in Orlando, the market will recognize the value of 374Water and (ix) 374Water’s belief the opportunity in front of it is significant.  While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water's control. These forward-looking statements are subject to risks and uncertainties, including those discussed under "Risk Factors" in 374Water's Form 10-K for the year ended December 31, 2025, and in 374Water's subsequent filings and reports with the SEC. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Belton Copp

Vice President

Direct: 401-419-1545

Belton.Copp@374water.com

www.374Water.com

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374 Water Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2025 and, 2024

	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$3,198,682	$10,651,644
Accounts receivable, net of credit allowance	668,903	269,733
Other accounts receivable	26,577	43,886
Unbilled accounts receivable	-	1,653,007
Inventory, net	1,471,893	1,701,474
Contract assets	91,100	136,651
Prepaid expenses	395,807	431,412
Total Current Assets	5,852,962	14,887,807

Property and equipment, net	3,835,318	2,567,571
Intangible asset, net	943,224	1,016,594
Right-of-use asset, net	571,741	691,014
Other assets	202,103	20,847
Total Long-Term Assets	5,552,386	4,296,026
Total Assets	$11,405,348	$19,183,833

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,250,285	$906,394
Accrued bonuses	80,000	570,000
Accrued contract loss provision	1,600,000	1,000,000
Accrued legal settlement	-	335,000
Unearned revenue	312,905	197,683
Note payable	8,270	-
Secured promissory note	630,000	-
Financing liability	159,342	-
Operating lease liabilities	119,693	101,320
Other liabilities	23,384	17,279
Total Current Liabilities	4,183,879	3,127,676

Unearned revenue, less current portion	30,000	30,000
Note payable, less current portion	34,879	-
Operating lease liabilities, less current portion	431,683	551,376
Total Long-term Liabilities	496,562	581,376
Total Liabilities	4,680,441	3,709,052

Stockholders’ Equity
Preferred Stock: 50,000,000; 1,000,000 Designated as Convertible Series D preferred shares authorized; par value $0.0001 per share, nil issued and outstanding at December 31, 2024 and 2023, respectively.	-	-
Common stock: 1,000,000,000 common shares authorized, par value $0.0001 per share, 17,143,771 and 14,130,198 shares outstanding at December 31, 2025 and 2024, respectively.	1,715	1,444
Additional paid-in capital	56,657,319	43,858,484
Accumulated deficit	(49,936,598)	(28,387,618)
Accumulated other income	2,471	2,471
Total Stockholders' Equity	6,724,907	15,474,781
Total Liabilities & Stockholders’ Equity	$11,405,348	$19,183,833

The accompanying notes are an integral part of these consolidated financial statements.

(i)	Adjusted for the effect of a 10:1 reverse stock split that was effective December 26, 2025 (see Note 1).

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374 Water Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2025 and 2024

	2025	2024
Revenues	$215,037	445,445
Cost of revenues	(2,566,421)	(1,358,152)
Gross Margin	(2,351,384)	(912,707)

Operating Expenses
Research and development	2,524,519	2,143,471
Compensation and related expenses	8,262,188	4,731,553
Professional fees	2,801,024	2,231,005
General and administrative	5,207,949	2,784,522
Total Operating Expenses	18,795,680	11,890,551

Loss from Operations	(21,147,064)	(12,803,258)

Other Income (Expenses)
Interest income	194,174	281,117
Interest expense	(41,211)	-
Other income	19,049	88,027
Total Other Income, net	172,012	369,144
Net Loss before Income Taxes	(20,975,052)	(12,434,114)
Provision for Income Taxes	-	-
Net Loss	$(20,975,052)	$(12,434,114)

Net Loss per Share - Basic and Diluted	$(1.38)	$(0.92)

Weighted Average Common Shares Outstanding - Basic and Diluted	15,231,134	13,449,135

(ii)	Adjusted for the effect of a 10:1 reverse stock split that was effective December 26, 2025 (see Note 1).

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374 Water Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,975,052)	$(12,434,114)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	752,026	226,039
Non-cash lease expense	119,273	35,450
Issuance of common stock for services	290,872	383,879
Stock-based compensation	3,546,646	1,215,624
Gain on legal settlement	-	(22,303)
Accrued interest added to secured promissory note	30,000	-
Inventory reserve	-	50,000
Changes in operating assets and liabilities:
Accounts receivable	(399,170)	(204,941)
Other accounts receivable	17,309	(4,137)
Unbilled accounts receivable	1,653,007	(158,454)
Inventory	229,581	(1,294,081)
Contract assets	45,551	(136,651)
Prepaid expenses	301,110	149,673
Other assets	(181,256)	(20,847)
Accounts payable and accrued expenses	448,891	215,721
Accrued bonuses	(490,000)	570,000
Accrued contract loss provision	600,000	500,000
Accrued legal settlement	(335,000)	335,000
Unearned Revenue	115,222	97,683
Other Liabilities	6,105	(19,508)
Operating lease liability	(101,320)	(73,768)
	(14,326,205)	(10,589,735)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,898,212)	(554,942)
Increase in intangible assets	-	(98,602)
Net cash used in investing activities	(1,898,212)	(653,544)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on note payable	(5,042)	-
Repayments on financing liability	(106,163)	-
Proceeds from secured promissory note	600,000	-
Proceeds from the exercise of options	24,000	60,000
Gross proceeds from the issuance of common stock	9,312,840	12,291,775
Issuance costs related to sales of common stock	(404,200)	(902,256)
Warrant repurchase	(649,980)	-
Net cash provided by financing activities	8,771,455	11,449,519

Net (decrease) increase in cash	(7,452,962)	206,240

Cash and cash equivalents, beginning of year	10,651,644	10,445,404
Cash and cash equivalents, end of year	$3,198,682	$10,651,644

Supplemental cash flow disclosures
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure operating, investing and financing activities
Cashless stock option exercises	$11	$100
Equipment purchase in accounts payable	$-	$118,376
Initial right-of-use asset and liability	$-	$726,464
Reclassification of inventory to property and equipment	$-	$1,819,284
Issuance of restricted common stock	$20	$-
Equipment financed with a note payable	$48,191	$-
Accrued expense settled with shares of common stock	$105,000	$-
Prepaid insurance financed	$265,505	$-
Deemed dividend on warrant modification	$573,928	$-

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